Exhibit 99.1

Reconciliation Of Differences Between GAAP And Non-GAAP Financial Measures

We may from time to time discuss this quarter’s performance using the non-GAAP financial measures presented below. The following table provides a reconciliation of the differences between the non-GAAP financial measures presented below and the most directly comparable financial measures calculated and presented in accordance with GAAP.

	Three Months Ended
	3/31/2003	3/31/2004
GAAP Operating income	$2,744	$1,278
Add back:
Sun settlement and accrual for European Commission fine		2,526
Stock-based compensation	978	748

Operating income, adjusted for items above	3,722	4,552

GAAP Net income	$2,142	$1,315
Add back:
Sun settlement and accrual for European Commission fine		1,892
Stock-based compensation	655	501

Net income, adjusted for items above	$2,797	$3,708

GAAP Diluted EPS	$0.20	$0.12
Add back:
Sun settlement and accrual for European Commission fine		0.17
Stock-based compensation	0.06	0.05

Diluted EPS, adjusted for items above	$0.26	$0.34

The non-GAAP measures provided above, which remove the Sun settlement, the accrual for the fine imposed by the European Commission and stock-based compensation expense from the most directly comparable GAAP measures, are included as an additional clarifying item to aid readers of the financial statements in further understanding the Company’s quarterly performance and the impact that certain items and events had on the financial results. The non-GAAP financial measures provided above should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.